UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Beginning on June 4, 2015, SeaWorld Entertainment, Inc. sent the following email to certain stockholders of the Company.

June 4, 2015

Dear Current Employee Stockholders:

By now you should have received the proxy statement for SeaWorld Entertainment’s upcoming annual meeting of stockholders, which will be held on Wednesday, June 10, 2015 at 11:00 a.m., Eastern Daylight Time. For your convenience, we are pleased that the annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the annual meeting via a live webcast by visiting seaworld.onlineshareholdermeeting.com.

Your vote is important to us. Whether or not you plan to attend the annual meeting, we strongly urge you to cast your vote promptly. If you have not already done so, please vote TODAY by internet, by telephone, or by returning your proxy card via regular mail to ensure that your votes are received prior to the annual meeting.

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•	By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•	By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Sincerely,

G. Anthony (Tony) Taylor

Chief Legal and Corporate Affairs Officer,

General Counsel and Corporate Secretary